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      Exhibit 11


INDEPENDENT AUDITORS' CONSENT

Summit Cash Reserves Fund
of Financial Institutions Series Trust:

We consent to the use in Post-Effective Amendment No. 15 to Registration Statement No. 2-78646 of our report dated June 28, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


/s/ Deloitte & Touche LLP

Princeton, New Jersey
September 26, 1996